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                                                                   EXHIBIT 10.31



                         REVOLVING LINE OF CREDIT NOTE


$6,000,000.00                                                   Denver, Colorado
                                                              September 23, 1996


       FOR VALUE RECEIVED, the undersigned AMERICAN COIN MERCHANDISING, INC., ("Borrower") promises to pay to the order of WELLS FARGO BANK (COLORADO), NATIONAL ASSOCIATION ("Bank") at its office at 633 Seventeenth Street, Denver, Colorado, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00) or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement (computed on the basis of a 360-day year, actual days elapsed) at a fluctuating rate per annum equal to the Prime Rate in effect from time to time. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

A.     DEFINITIONS:

       As used herein, the following terms shall have the meanings set forth after each:

       1. "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or Colorado statute or regulation.

       2. "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office in Denver, Colorado as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate. Each change in the rate of interest shall become effective on the date each Prime Rate change is announced within the Bank. The Prime Rate is not necessarily the best rate offered by Bank and Bank may make loans at rates greater than or less than the Prime Rate.

B.     INTEREST:

       1. Payment of Interest. Interest accrued on this Note shall be payable on the last day of each month commencing October 31, 1996, or as otherwise provided in the Credit Agreement of even date herewith executed by Borrower and Bank.

       2. Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.
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C.     BORROWING AND REPAYMENT:

       1. Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on September 23, 1998, or as otherwise provided in the Credit Agreement of even date herewith executed by Borrower and Bank.

       2. Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of (a) Jerome M. Lapin; (b) W. John Cash; (c) Michael D'Angelo together with either Randall J. Fagundo or Abbe M. Stutsman who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (d) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by the Borrower.

       3. Application of Payments. Each payment made on this Note, other than by the daily sweep of funds in the Cash Collateral Account as provided for in Section 1.1(e) of the Credit Agreement between Borrower and Bank, shall be credited first, to any costs, expenses or fees due, second to interest then due and third to the outstanding principal balance hereof.

       4. Prepayment. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

D.     EVENTS OF DEFAULT:

       The occurrence of any of the following shall constitute an "Event of Default" under this Note:

       1. The failure to pay any principal, interest, fees or other charges when due hereunder or under any contract, instrument or document executed in connection with this Note.

       2. The filing of a petition by or against any Borrower, any guarantor of this Note or any general partner or joint venturer in any Borrower which is a partnership or a joint venture (with each such guarantor referred to herein as a "Third Party Obligor") under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief for debtors; provided, however, that if the petition or other filing is not made by Borrower, it shall be an Event of Default if the filing has not been dismissed within sixty (60) days of its filing; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of any Borrower; Borrower becomes insolvent, makes a general assignment for the benefit of creditors or is generally not paying its debts as they become due; or any attachment or like levy on any property of any Borrower or Third Party Obligor.





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       3.     The death or incapacity of any individual, Third Party Obligor, or the dissolution or liquidation of Borrower.

       4. Any default in the payment, in performance of any obligation (subject to any applicable cure period), or any defined event of default, under any provisions of any contract, instrument or document pursuant to which any Borrower or Third Party Obligor has incurred any obligation for borrowed money, any purchase obligation, or any other liability of any kind to any person or entity, including the holder.

       5. Any representation or warranty made by Borrower or any Party Obligor to Bank proves false or misleading, in any material respect when provided.

       6. Any sale or transfer of all or a substantial or material part of the assets of any Borrower or Third Party Obligor other than in the ordinary course of its business.

       7. Any violation or breach of any provision of, or any defined event of default under, any addendum to this Note or any loan agreement, guaranty, security agreement, deed of trust or other document executed in connection with or securing this Note.

E.     MISCELLANEOUS:

       1. Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall, at holder's option, cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Borrower.

       2. Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

       3. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Colorado, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of Colorado law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.


                                   BORROWER:

                                   AMERICAN COIN MERCHANDISING, INC.



                                   By: /s/ Jerome M. lapin
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                                   Title: President & CEO
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